Exhibit 10.(iii)(A)(1)(a)


                                 AMENDED AND RESTATED
                     DEFLECTA-SHIELD CORPORATION 1996 STOCK PLAN


          1. Name. Effective as of November 13, 1996, the name of the Deflecta-Shield Corporation 1996 Stock Program is changed to the Deflecta-Shield Corporation 1996 Stock Plan (herein called the "Plan").

          2.   Purpose.   The purpose of the Plan is to attract and retain
          outstanding individuals as key employees, advisors, consultants and directors of Deflecta-Shield Corporation, a Delaware corporation (the "Company"), and its subsidiaries and affiliates (the Company and its subsidiaries and affiliates, collectively or individually, "Employer"), and to provide incentives for such key employees, advisors, consultants and directors to expand and improve the profits and achieve the objectives of Employer by providing to such individuals opportunities to acquire shares of common stock ($.01 par value as of the date hereof) of the Company ("Shares") through awards and the exercise of options and thereby provide such individuals with a greater proprietary interest in and closer identity with Employer and its financial success. (Awards of Shares under the Plan, collectively or individually, "Awards") Options granted under this Plan may be either nonqualified stock options or incentive stock options ("Incentive Options"). (Nonqualified stock options and Incentive Options, collectively or individually, "Options") Options granted under this Plan and designated as Incentive Options by the Committee (as herein defined) are intended to be "incentive stock options" within the meaning of that term in section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The provisions of this Plan with respect to Incentive Options and of each Incentive Option granted hereunder shall be interpreted in a manner consistent with that section and all valid regulations issued thereunder. Incentive Options may not be granted under the Plan to directors, except to those directors who are also employees of Employer at the time of the grant.

          3. Administration. This Plan will be administered by the Board of Directors of the Company (the "Board") or a committee thereof designated by the Board. (The Board or such committee hereinafter the "Committee") The Committee shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. Any such action shall be final and conclusive on all persons having any interest in the Awards, Options or Shares to which such action relates. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under this Plan may be made without notice of meeting of the Committee by a unanimous written consent of the Committee.


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          The Committee shall determine, within the limits of the express provisions of this Plan, those key employees, advisors, consultants and directors to whom, and the time or times at which, Awards and Options shall be granted to such key employees, advisors, consultants or directors. The Committee shall determine the number of Shares to be subject to each Award and Option, whether an Option will be a nonqualified stock option or an Incentive Option, the duration of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, the restrictions applicable to each Award and Option, and whether cash, Shares, or other property may be accepted in full or partial payment upon exercise of an Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants (hereinafter defined), their present and potential contributions to Employer's success and such other factors as the Committee in its discretion shall deem relevant.

          4. Participants. The "Participants" in the Plan will consist of such key employees, advisors, consultants and directors of Employer as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the terms of their respective Awards and Options, including without limitation: (i) the financial condition of Employer, (ii) anticipated profits of the current or future years, (iii) contributions of Participants to the profitability and development of Employer, both present and future, and (iv) other compensation provided to Participants.

          5. Terms and Conditions of Awards. Awards granted under this Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan. Awards may be subject to provisions (whether or not applicable to the Awards granted to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, vesting schedules with respect to the ownership of Shares, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.

          6. Terms and Conditions of Options. The Options granted under this Plan shall be in such form and upon such terms and condi-tions as the Committee shall from time to time determine, subject to the provisions of this Plan, including the following:


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               a.   Option Price

                    The Option price shall in no event be less than 100% of the value of the Shares subject to such Option at the time such Option is granted. In the case of an Incentive Option granted to a Participant who at the time of grant owns (directly or indirectly) stock of the Company or of its parent or its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of such corporations ("10% Owner"), the Option price shall be at least 110% of such fair market value of the Shares subject to such Incentive Option at the time such Incentive Option is granted.

               b.   Option Term

                    Each Option granted under this Plan shall be for such period as the Committee shall determine, which period may include, without limitation, early termination of the Option upon the Participant's termination of employment or cessation as a director. No Incentive Option, however, may be for a period more than ten (10) years from the date the Incentive Option is granted; provided, however, for a 10% Owner, no Incentive Option may be for a period more than five (5) years from the date the Incentive Option is granted. In no event will a Participant who ceases to be employed by Employer for any reason other than death or disability have the right to exercise his or her Incentive Options at any time after three (3) months after such cessation of employment. A Participant who ceases to be employed by Employer because of disability shall have no more than one (1) year after such cessation of employment to exercise his or her Incentive Options.

               c.   Method of Exercise

                    Options may be exercised by giving written notice to the Treasurer of the Company, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor. In the discretion of the Committee, payment for Shares may be made in cash, other Shares, retention of Shares which would otherwise be issued upon Option exercise, a combination of the foregoing, or by any other means which the Committee determines. Upon receipt of the payment, the Company shall deliver to the person exercising such Option a certificate or certificates for such Shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the

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                    person exercising the Option pay, or make provision
                    satisfactory to Employer for the payment of, any taxes (other than stock transfer taxes) which Employer is obligated to collect with respect to the issue or transfer of Shares upon such exercise.

                    The Committee may establish a program through which Participants in the Plan may borrow funds with which to purchase Shares pursuant to the exercise of an Option. Eligibility of any Participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan shall bear interest at a rate determined by the Committee.

                    The Committee may determine to grant additional options to those Participants in the Plan who exercise their Options with Shares.

               d.   Value of Shares

                    The aggregate fair market value (determined at the time the Incentive Options are granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000).

          The award of any Option may be subject to other provisions (whether or not applicable to the Option awarded to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.

          7. Shares. The total number of Shares allocated to this Plan and available to designated Participants under this Plan is Two Hundred Thousand (200,000) Shares, except as such number of Shares shall be adjusted in accordance with the provisions of
          Section 10. The maximum number of Shares available to any one Participant under this Plan through Awards and Options is One Hundred Thousand (100,000) Shares in any one calendar year. Each Award and Option when granted shall state the number of Shares to which it pertains. Such Shares may be either authorized but unissued Shares or treasury Shares. If any Option granted under this Plan expires unexercised, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which Options may be granted under this Plan, or if any Option is cancelled, the Shares theretofore subject to such Option or to the unexercised

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          portion of such Option shall again become available for new
          Awards and Options to be granted under this Plan to any eligible person (including the holder of such former Option). Shares reacquired or Shares which were never issued due to a forfeiture under any Award shall again become available for new Awards and Options to be granted under this Plan to any eligible person (including the holder of such former Award) to the extent permitted by Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision ("Rule 16b-3").

          8.   Notices.

               a.   Awards

                    Awards granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Award Notices") in such form as the Committee shall from time to time determine. Such Award Notices shall state: (i) the number of Shares awarded, (ii) the restrictions applicable to the Shares awarded, and
                    (iii) such other information as the Committee deems appropriate or necessary. The terms and conditions of each Award Notice must be consistent with the provisions of this Plan and will be applicable only to the Award that it announces.

               b.   Options

                    Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Option Notices") in such form as the Committee shall from time to time determine. Such Option Notices shall state: (i) the number of Shares with respect to which the Option is granted, (ii) the type of Option - nonqualified stock option or Incentive Option, (iii) the Option price, (iv) the Option exercise schedule, (v) the Option term, (vi) the method of exercising such Option, and (vii) such other information as the Committee deems appropriate or necessary. The terms and conditions of each Option Notice must be consistent with the provisions of this Plan and will be applicable only to the grant that it announces.

          9. Non-Assignability of Options. Options granted to a Participant subject to Section 16 of the Exchange Act and all Incentive Options shall be exercisable during the lifetime of a Participant only by the Participant. The Committee in its discretion may permit Participants in the Plan not subject to
          Section 16 of the Exchange Act to transfer nonqualified stock options to (i) family members, (ii) custodianships under the Uniform Transfers to Minors Act or any similar statute, (iii)

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          trusts for the benefit of any family member, (iv) trusts by such
          Participant for the Participant's primary benefit and (v) upon termination of a custodianship under the Uniform Transfers to Minors Act or similar statute or the termination of a trust, by the custodian or trustee thereof, to the person or persons who, in accordance with the terms of such custodianship or trust are entitled to receive Options held in custody or trust.

          10.  Adjustments.

               a.   Capital Adjustments

                    If the Shares should, as a result of any stock divi-dend, stock split, other subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Shares covered by each outstanding Award and Option, the Option price under each outstanding Option, and the total number of Shares reserved for issuance under this Plan shall be adjusted as determined by the Committee to reflect such action. Any new Shares or other securities issued with respect to Shares shall be deemed Shares.

               b.   Sale or Reorganization

                    In the event Employer is merged or consolidated with another corporation, or in the event the property or stock of Employer is acquired by another corporation, or in the event of a reorganization or liquidation of Employer, or in the event of any extraordinary transaction, the board of directors of any corporation assuming the obligations of the Company hereunder or the Committee, as applicable, shall have the right to provide for the continuation of Awards or Options granted under the Plan or for other equitable adjustments as determined by the board of directors of such corporation assuming the obligations of the Company hereunder or the Committee, as applicable (by means, such as, for example, cash payment in an amount equal to the difference between the Share price and the Option price, conversion into other property or securities, removal of any or all restrictions on Awards, or giving written notice to holders of Options that their Options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the board of directors of any such corporation or the Committee, as applicable, and that such Options must be exercised within a specified period of days of such notice or they will be terminated).



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          11.  Legal and Other Requirements.  Each Award and Option granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the Award or exercise of the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or Option, or the issuance, transfer or purchase of Shares thereunder, such Award shall not be made and such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall not be obligated to sell or issue any Shares in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. Each Participant shall agree to such terms and conditions in connection with an Award or the exercise of an Option, including restrictions on the disposition of Shares acquired pursuant to the Award or upon exercise of the Option, as the Committee may deem appropriate. Shares acquired pursuant to an Award or upon exercise of an Option may be legended as the Committee shall deem appropriate to reflect the restrictions imposed by the Committee, this Plan or by securities laws generally. A Participant shall have no rights as a stockholder with respect to any Shares covered by Options granted to or Options exercised by, the Participant until the date of delivery of a stock certificate to the Participant for such Shares. No adjustment with respect to any Shares covered by Options other than pursuant to Section 10 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered. This Plan is intended to comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act and any provision which would prevent compliance with Rule 16b-3 shall be deemed invalid to the extent permitted by law and deemed appropriate by the Committee.

          12. Restriction on Sale of Shares. Without prior written notice to the Company, no Shares acquired by a Participant upon exercise of an Incentive Option granted hereunder shall be disposed of by the Participant within two years from the date such Incentive Option was granted, nor within one year after the transfer of such Shares to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

          13. Tax Withholding. Employer shall comply with the obligations imposed on Employer under applicable tax withholding laws, if any, with respect to Awards and Options granted hereunder, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding

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          from amounts payable by Employer to a Participant and including making demand on a Participant for the amounts required to be withheld.

          If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay Employer any amount required to be withheld under the applicable federal, state and local income tax laws in connection with an Award or exercise of an Option under this Plan by either: (i) having Employer withhold from the Shares to be acquired pursuant to the Award or upon the exercise of the Option, or (ii) delivering to Employer either previously acquired Shares or Shares acquired pursuant to the Award or upon the exercise of the Option which the Participant or beneficiary was unconditionally obligated to deliver to Employer. The Shares withheld or delivered shall be valued at their fair market value as of the date the amount of tax to be withheld is determined. The fair market value of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by Employer.

          14. No Contract of Employment. Neither the adoption of this Plan nor the grant of any Awards or Options, nor ownership of Shares shall be deemed to obligate Employer to continue the appointment, employment, or engagement of any eligible person for any particular period.

          15. Indemnification of Committee. The members of the Committee shall be indemnified by the Company to the fullest extent permitted by Delaware law, the Company's Certificate of Incorporation and the Company's by-laws.

          16. Amendment and Termination of Plan. The Company may amend this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Awards or Options granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Awards or Options without the Participant's consent; provided, however, that shareholder approval shall be necessary to adopt any amendment if the adoption of such amendment without shareholder approval would cause this Plan to no longer comply with Rule 16b-3 or any successor rule or regulatory requirement. No Award or Option may be granted after ten (10) years from the original effective date of adoption of this Plan.

          17. Delaware Law to Govern. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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          18.  Effective Date of Plan.  The original effective date of the
          Plan was April 22, 1996. The effective date of this Amendment and Restatement is November 13, 1996.


























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